UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2012, SMF Energy Corporation (the “Company”) determined that Mr. Michael S. Shore’s employment as Chief Financial Officer and Senior Vice President of the Company will terminate effective April 20, 2012.

Item 7.01	Regulation FD Disclosure

On April 18, 2012, as part of the voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code filed by the Company and its subsidiaries H & W Petroleum Company, Inc., SMF Services, Inc., and Streicher Realty, Inc. (collectively, the “Companies”) in the United States Bankruptcy Court for the Southern District of Florida (the “Court”), the Court approved an interim agreement between the Companies and their senior secured lender, Wells Fargo Bank N.A. (the “Lender”), for the use of the Lender’s cash collateral on a limited basis (i) to operate their business in Texas as a going concern for a two week period ending April 27, 2012, and (ii) to fund the orderly liquidation of the remainder of their business. The Court has set a further hearing on the continued use of the Lender’s cash collateral for Friday, April 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2012	SMF ENERGY CORPORATION

	By:	\s\ Soneet R. Kapila
Soneet R. Kapila, Chief Restructuring Officer